ADMINISTRATIVE SERVICES AGREEMENT

This Administrative Services Agreement ("Agreement") is entered into and effective as of June 5, 2002, between Investors Insurance Corporation ("IIC"), a Delaware corporation, and Legacy Marketing Group ("LMG"), a California corporation, with reference to the following facts:

A. Concurrently herewith IIC and LMG are entering into a Marketing Agreement pursuant to which certain insurance business is to be marketed by LMG.

B. That IIC desires to have LMG provide services to IIC with respect to this business, and LMG is willing to provide such services, subject to the terms and conditions of this Agreement.

C. LMG is engaged in the business of marketing insurance products nationally and has developed a significant marketing operation and sales force, identified as Producers: duly licensed and appointed independent insurance agents; and Wholesalers: duly licensed and appointed independent insurance agents or agencies who are predominately responsible for recruiting, training and managing Producers.

Based on the foregoing facts, LMG and IIC agree as follows:

1.       SERVICES

         1.1 From and after the date of this Agreement, LMG agrees to perform certain IIC accounting and service functions on behalf of IIC. Such accounting and service functions shall consist of the activities described in APPENDIX C, for the Contracts recited in APPENDIX A. Consideration for such accounting and service functions is set forth in APPENDIX B.

         1.2 LMG may provide additional services for IIC that are not specified in APPENDIX C. Consideration and other terms for such additional services will be agreed to by LMG and IIC in writing prior to LMG's performance of such services.

2.       RIGHTS AND OBLIGATIONS OF IIC

         2.1 IIC has the sole obligation to its policyholders to provide for competent administration of the contracts administered by LMG. IIC hereby delegates to LMG certain duties as specified herein.

         2.2 IIC shall be responsible for researching, obtaining, and registering with the U.S. Patent and Trademark Office service marks to be used in connection with the products jointly developed by LMG and IIC, and any costs associated therewith, and IIC shall own all such rights arising therefrom. IIC grants to LMG a non-exclusive, royalty-free license for the term of this Agreement for the use of such marks in connection with the performance of LMG's obligations hereunder, subject to IIC's quality control guidelines with respect thereto. IIC will not use LMG's service marks, trademarks, and trade names or the name of any affiliate of LMG in any way or manner not


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

                  specifically authorized in writing by LMG. Notwithstanding the foregoing, LMG may at its own cost and expense register and own its own marks, which may be used by LMG to market products jointly developed by LMG and IIC that are underwritten by IIC.

         2.3 With respect to claims that LMG is authorized to pay on behalf of IIC, IIC shall be responsible for any and all costs of litigation associated with the payment of such claims. IIC shall have the sole discretion to determine whether to litigate a claim. These expenses shall include, but are not limited to, counsel fees, court fees, and LMG labor and expenses as indicated in APPENDIX B.

         2.4 IIC shall have the sole responsibility for filing, and the costs associated with such filings, advertising materials in those states that so require prior to approving their use by LMG. In addition, IIC shall have the sole responsibility for filing, and the costs associated with such filings, of contract forms.

         2.5 IIC shall be responsible for establishing and maintaining any group trusts associated with such group product filings and any costs associated therewith.

         2.6 IIC shall be responsible for the processing of payments under the election of a settlement option by the beneficiary or owner. LMG's responsibilities as they relate to this function are detailed in APPENDIX C. IIC will supply LMG with factors to calculate estimated settlement option payments. Notwithstanding the foregoing, this provision shall not preclude LMG from processing such payments in the future, if so requested by IIC, pursuant to section 1.2 of this Agreement.

         2.7 IIC shall be responsible for determining the benefits, rates, underwriting criteria and claims payment procedures applicable for the Contracts recited in APPENDIX A.

         2.8 IIC shall, at least semiannually, conduct a review of operations of LMG. Such review may be conducted online, off-site, or at an LMG office. Notwithstanding the foregoing, at least one such review will be an on-site audit of the operations of LMG.

         2.9 IIC shall be responsible for the underwriting or other standards pertaining to the business underwritten by IIC.

         2.10 IIC shall provide LMG with written notice of any change of authority of persons authorized and enumerated in APPENDIX D to provide LMG with instructions or directions relating to services to be performed by LMG under this Agreement. If, in the absence of written notice, LMG relies to its detriment on instructions or directions from one who is no longer authorized, IIC will indemnify LMG for any resulting loss or claim.

         2.11     (a)      Agent   Initial   Appointment   Fees--IIC   shall  be
                           responsible for payment of the initial resident appointment fees for Wholesalers and Producers who have satisfied LMG's and IIC's agreed upon selection and compliance criteria.

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
* Confidential information omitted and filed separately with the SEC.

                  (b) Agent Renewal Appointment Fees--IIC shall be responsible for payment of resident renewal appointment fees for contracted Wholesalers and Producers.

                  (c) Agent Termination Fees--IIC will be responsible for Wholesaler and Producer appointment termination fees in the states that mandate such fees.

         2.12 IIC will make LMG aware of any significant NAIC actions or issues.

         2.13     If IIC receives any of the following:

                  (a) Notice of the commencement of any legal proceeding involving any of IIC's customers for the Contracts referenced in APPENDIX A.

                  (b) A communication from any insurance department, other administrative agency, or any other person identifying a complaint by any IIC customer or calling a hearing involving any IIC practice, for the Contracts referenced in APPENDIX A.

                  (c) Written complaints regarding IIC Contracts referenced in APPENDIX A from customers of IIC (oral complainants are directed to make their complaint in writing and therefore will be handled in accordance with such written complaint handling procedures).

                  (d) A demand or request by any court, government agency, or regulatory body to examine any of the books and records of IIC relating to the Contracts referenced in APPENDIX A.

         IIC will notify LMG within three (3) business days of such receipt. IIC will send copies of any necessary documentation to LMG within five (5) business days, or sooner if reasonably requested by LMG, and will cooperate with and assist LMG in responding to such document. Notwithstanding the foregoing, written guidelines and procedures for such assistance will be established by mutual agreement of LMG and IIC.

3.       RIGHTS AND OBLIGATIONS OF LMG

         3.1      LMG agrees to maintain the following insurance coverage:

                  (a) LMG will possess an adequate fidelity bond for any losses caused by the dishonesty of LMG's employees or agents (not Wholesalers or Producers) with limits of at least *. LMG will also maintain adequate surety bond(s) as required in the states in which it is compelled to do so. LMG will file such bond, if so required, with the appropriate agency. The bond shall be executed by a corporate insurer authorized to transact business in the state that mandates the maintenance of such bond.


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

* Confidential information omitted and filed separately with the SEC.

                  (b) LMG will possess and maintain at all times errors and omissions coverage with a limit of not less than * written by an insurer with a minimum A.M. Best rating of A-. Such coverage will comply with the requirements of the states in which such insurance coverage is required.

                  (c) LMG will possess and maintain commercial, general, and liability insurance with limits of not less than
                           * per occurrence combined single limit.

         3.2 In the event malfunction of LMG systems causes an error or mistake in any record, report, data, information, or output under the terms of this Agreement, LMG shall at its expense correct and reprocess such records. In the event IIC discovers any such errors or mistake, it shall, within three (3) business days after discovery, notify LMG in writing of such error or mistake in any record, report, data, information, or output received by IIC. Notwithstanding the foregoing, in the event that IIC provides incomplete or inaccurate information to LMG that causes errors or mistakes in any record, report, data, information, or output, IIC shall reimburse LMG for the cost of correcting and reprocessing such records.

         3.3 LMG shall respond to all correspondence of a routine nature and other general functions necessary for satisfactory administration of the Contracts referenced in APPENDIX A. LMG shall maintain complaint files and complaint logs to comply with applicable laws and regulations. Notwithstanding the foregoing, IIC retains the ultimate responsibility for the filing of such complaint logs or files with the appropriate regulatory agencies. In addition, IIC shall be responsible for all other regulatory logs or filings, including the maintenance of advertising logs.

                  If LMG receives:

                  (a) Notice of the commencement of any legal proceeding involving any of IIC's customers.

                  (b) A communication from any insurance department, other administrative agency, or any other person identifying a complaint by any IIC customer or calling a hearing involving any IIC practice.

                  (c) Written complaints regarding IIC Contracts referenced in APPENDIX A from customers of IIC (oral complainants are directed to make their complaint in writing and therefore will be handled in accordance with such written complaint handling procedures).

                  (d) A demand or request by any court, government agency, or regulatory body to examine any of the books and records of IIC relating to Contracts or Services.

                  LMG will notify IIC within three (3) business days of such receipt. LMG will send copies of any necessary documentation to IIC within five (5) business days, or sooner if reasonably requested by IIC, and will cooperate with and assist IIC in


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
* Confidential information omitted and filed separately with the SEC.


                  responding to such  document.  Notwithstanding  the foregoing,
                  (i) written guidelines and procedures for such assistance will be established by mutual agreement of LMG and IIC and (ii) LMG will respond to complaints within the time parameters mandated by the pertinent state department of insurance or as delineated in the complaint handling procedures.

         3.4 LMG will maintain a file containing any correspondence relating to complaints received from IIC customers and/or government agency or regulatory body for a period of seven (7) years from receipt of the complaint letter. IIC will respond to summons and complaints commencing legal actions on its own behalf and will be responsible for associated costs.

         3.5 LMG will provide a written notice, approved in writing by IIC, to policyholders advising them of the identity of IIC and LMG and the relationship between LMG, the policyholder, and IIC.

         3.6 LMG will use only advertising pertaining to the business underwritten by IIC that IIC has approved in writing in advance of its use. If so required, IIC shall obtain the prior approval of the appropriate Department of Insurance before approving advertising for use by LMG. IIC will also be responsible for all costs associated with obtaining such approval.

         3.7 * is responsible * for system modification costs for initial new product development, which will be documented by LMG at the completion of each new product If * withdraws such a product from the market prior to the product being on the market for *, * will reimburse * for system modification costs paid by * to administer the product in a pro-rata amount. The pro-rata amount will be determined on the following formula:

                  ---------------------------------------------------------------------------------

                  Total number of months
                  remaining of the
                  *.
                  -------------------         Total amount spent on
                  Total number of *.      X   system modifications   =    Pro-rata amount
                  ---------------------------------------------------------------------------------

                  Example: IIC withdrew the product 12 months after being on the market; e.g.,

                  * Months          X       $100,000.00           =        $*
                  --------
                  * Months

                  Notwithstanding, * will not be required to reimburse * for such modifications if * and * agree in writing to withdraw such a product. * is not responsible for the costs associated with other modifications that are not necessary to the normal course of business. * will reimburse * for any system modification costs requested that are beyond those necessary to the normal course of business at its standard rates illustrated in APPENDIX B.

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

         3.8 LMG grants to IIC a non-exclusive, royalty-free license for the term of this Agreement for the use of LMG's marks in connection with the use on IIC proprietary products, subject to IIC's quality control guidelines with respect thereto. IIC will not use LMG's service marks, trademarks, and trade names or the name of any LMG affiliate in any way or manner not specifically authorized in writing by LMG.

         3.9 LMG shall have no authority, nor shall it represent itself as having such authority, other than as specifically set forth in this Agreement. LMG specifically agrees that it will not do any of the following without the prior written consent of IIC:

                  (a) Litigation: Institute, prosecute, or defend any legal proceedings in connection with any matter pertaining to the services provided pursuant to this Agreement or IIC's business.

                  (b) Alterations: Waive, amend, modify, alter, terminate, or change any term, provision, or condition stated in any Contract or discharge any Contract in the name of IIC with IIC's approval. Notwithstanding the foregoing, LMG may waive, amend, modify, alter, terminate, or change any term, provision, or condition stated in any Contract or discharge any Contract in the name of IIC in the resolution of complaints from Policyholders or regulatory authorities, provided such complaints fall within the guidelines mutually agreed upon by IIC and LMG.

                  (c)      Advice  to  Policyholders/Prospective  Policyholders:
                           Offer tax, legal, or investment advice to any policyholder or prospective policyholder of IIC under any circumstances, with respect to a Contract or the services provided pursuant to this Agreement. Notwithstanding the foregoing, LMG shall not be prohibited from providing detailed information regarding Contract features when requested by the policyholder.

         3.10 Currently, LMG does not perform medical underwriting for IIC; however, if granted such authority, LMG will comply with all underwriting standards established by IIC and adhere to all pertinent provisions contained in applicable third-party administrator statutes.

4.       QUALITY AND LIMITATION OF SERVICES

         4.1 All services to be provided by LMG under this Agreement shall be performed in accordance with the policies and procedures mutually agreed upon by both parties, industry standards, and applicable laws and regulations. IIC and LMG will use their best efforts to agree to and document within 60 days of execution of this Agreement the policies and procedures for all such services to be provided by LMG on behalf of IIC.

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

5.       HOLD HARMLESS AND INDEMNIFICATION

         5.1 LMG shall indemnify and hold harmless IIC from any and all claims, liability, costs, and expenses, including reasonable attorneys' fees, arising out of LMG's negligent act(s) or omission(s); LMG's refusal to comply with the terms of this Agreement; LMG's failure to comply with any law or regulation with respect to its duties hereunder, except that LMG shall not be required to indemnify or hold harmless IIC for any act or omission of LMG which was directed orally or in writing by IIC unless LMG knew that such direction by IIC was contrary to applicable law or regulation or was otherwise contrary to standard industry practices and LMG failed to advise IIC.

         5.2 IIC shall indemnify and hold harmless LMG from any and all claims, liability, costs, and expenses, including reasonable attorneys' fees, arising out of IIC's negligent act(s) or omission(s); IIC's refusal to comply with the terms of this Agreement; IIC's failure to comply with any law or regulation with respect to the offering or sale of contracts, or the records maintained. LMG may rely on instructions of any person indicated on IIC's "Schedule of Authorized Personnel," attached hereto as APPENDIX D. Each such person is authorized to give instructions under this section with respect to any matter arising in connection with this Agreement. LMG shall not be liable for, and shall be indemnified by IIC against, any losses arising from any action taken or omitted by LMG in good faith on reliance upon such instruction.

         5.3 Neither party shall be entitled to indemnification from the other party for any claim resulting from its own negligent act(s) or omission(s).

         5.4 If any claim is made by a party which would give rise to a right or indemnification under paragraph 5.1, the party entitled to indemnification (the "Indemnified Party") promptly will give notice of the claim to the party required to provide indemnification (the "Indemnifying Party"). The Indemnifying Party shall have the right, at its option and its own expense and by its own counsel, to participate in the defense of any such indemnified claim for which indemnification is provided by this Agreement. Notwithstanding the foregoing, the Indemnifying Party shall not have the right to control or represent the Indemnified Party in the defense of any claim.

6.       ASSIGNMENT, MODIFICATION, AND TERMINATION OF AGREEMENT

         6.1 Neither party may assign or delegate all or any part of its rights and/or duties under this Agreement without the written consent, as signed by one or more of the personnel shown on APPENDIX D, of the granting party.

         6.2 This Agreement may be modified or amended at anytime by mutual agreement of the parties, provided the modification or amendment is in writing and signed by one or more of the personnel shown on APPENDIX D.

         6.3 The termination of this Agreement is governed by the following provisions:

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

                  (a) LMG or IIC may terminate this Agreement without cause by twelve (12) months written notice to the other. This Agreement may be terminated by mutual agreement of the parties in writing at any time.

                  (b) If either of the parties hereto shall materially breach this Agreement or be materially in default in the performance of any of its duties and obligations hereunder (the "Defaulting Party"), the aggrieved party hereto may give written notice thereof to the Defaulting Party and if such default or breach shall not have been remedied within forty-five (45) days after such written notice is given, then the aggrieved party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. This Agreement shall terminate immediately upon expiration of the 30-day notice period.

                  (c) Notwithstanding anything herein to the contrary, IIC or LMG may immediately terminate this Agreement with cause upon written notice to the other. Cause includes, without limitation, acts or omissions that constitute fraudulent, criminal, or grossly unethical activity or blatant disregard for the terms and conditions of this Agreement.

                  (d) Termination of this Agreement by default or breach by IIC shall not constitute a waiver of any rights of LMG in reference to services performed prior to such termination; termination of this Agreement by default or breach by LMG shall not constitute a waiver by IIC of any other rights it might have under this Agreement.

                  (e) If this Agreement is terminated, LMG agrees that, to assist in providing uninterrupted service to IIC, it shall offer reasonable analysis and programming assistance to IIC in converting the records of IIC from the LMG system to whatever service or system is selected by IIC, subject to reimbursement to LMG for such assistance at its standard rates as illustrated in APPENDIX B.

                  (f) If this Agreement terminates for any reason other than by mutual written agreement, as provided for above in Section 6.3(a), LMG and IIC agree that LMG, at IIC's option, will continue to provide the administrative services on behalf of IIC, as set forth in this Agreement, for up to one year from the date of such termination.

                  (g) If either party becomes or is declared insolvent or bankrupt; is the subject of any proceedings relating to its liquidation, insolvency, or for the appointment of a receiver or similar officer for it; makes an assignment for the benefit of all or substantially all of its creditors; or enters into an agreement for the continuation, extension, or readjustment of all or substantially all of its obligations, other than those agreements entered into as part of LMG's normal course of business, the other party may immediately terminate this Agreement for cause.

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

                  (h) IIC shall provide written notice of termination, modification, or cancellation of this Agreement to the appropriate departments of insurance within fifteen (15) days of such termination if, and to the extent, required by applicable law or regulation. IIC and LMG shall fulfill any lawful obligations with respect to the Contracts referenced by APPENDIX A of this Agreement, regardless of any dispute between LMG and IIC.

                  (i) Termination of this Agreement does not affect in any way the Marketing Agreement, executed concurrently herewith.

7.       RECORDS MAINTENANCE AND CONFIDENTIALITY

         7.1 This Agreement shall be retained as a part of the official record of both LMG and IIC for the duration of this Agreement and for seven years after the termination of this Agreement.

         7.2 LMG will maintain complete books and records of all transactions between LMG, IIC, and its policyholders. LMG will preserve detailed and adequate books and records of all administered transactions among LMG, IIC and its policyholders sufficient to permit the insurer to fulfill all of its contractual obligations to insured persons. These books and records shall be maintained in accordance with prudent standards generally accepted in business record keeping. LMG will maintain IIC's records intact and separate and apart from the records of any other carrier. The documentation will contain all pertinent information in sufficient detail to identify the relevant dates, events, and persons participating in those insurance events. LMG will maintain complete records of all transactions taken pursuant to its third-party administrator license. The books and records shall be maintained throughout this Agreement and for ten (10) years after the transaction to which they respectively relate.

         7.3 IIC shall own the records generated by LMG pertaining to IIC; however, LMG shall retain the right to continuing access to records to permit LMG to fulfill its contractual obligations. IIC and LMG shall have continuing right to access and copy all accounts and records maintained by LMG related to IIC's business. Any appropriately authorized government agency shall have access to all books, bank accounts, and records of LMG and IIC for the purpose of examination, inspection, and audit. All information contained in the aforementioned books and records, including the identity and addresses of policyholders, shall be kept confidential, except that such information may be used in proceedings instituted against LMG or IIC.

         7.4 If LMG and IIC cancel this Agreement, LMG may, by written agreement with IIC, transfer all records to IIC or the successor administrator rather than retain them for the period referenced in Section 7.2. If LMG transfers the records to a successor administrator or to IIC, LMG is no longer responsible for retaining such records. The successor third-party administrator shall acknowledge in writing in its agreement with IIC, or IIC itself shall acknowledge in writing, that it is responsible for retaining the records for which LMG had previously been responsible.

         7.5 LMG acknowledges that certain information received from IIC including, without limitation, information concerning IIC customers or consumers, may be proprietary and/or confidential in nature. All such information shall be used by LMG solely for purposes of providing services pursuant to the Administrative Services Agreement between the parties. LMG agrees to indemnify and hold IIC harmless from any and all loss and expenses sustained by IIC as a result of the unauthorized use of proprietary and/or confidential information by LMG.

         7.6 IIC acknowledges that certain information received from LMG may be proprietary and/or confidential in nature. All such information shall be used by IIC solely for purposes contemplated by, and in a manner that is consistent with, this Agreement or the Marketing Agreement between the parties. IIC agrees to indemnify and hold LMG harmless from any and all loss and expenses sustained by LMG as a result of the unauthorized use of proprietary and/or confidential information by IIC.

         7.7      LMG will  not  knowingly  disclose  any  customer  information provided to it by or on behalf of IIC to any affiliated or unaffiliated third party except to the extent reasonably necessary to satisfy the purpose for which the customer information was provided to LMG, and provided that LMG will impose on such third party the same confidentiality requirements that LMG is required to abide by with respect to the customer information.

         7.8 LMG will not knowingly use customer information for any purpose other than the specific purpose for which it was provided to LMG by or on behalf of IIC, and will make customer information available to its employees only as reasonably necessary to satisfy the purpose for which the customer information was provided to LMG.

         7.9 This Agreement shall be in addition to any confidentiality provisions in this Agreement between the parties; provided, however, that in the event of a conflict, the provision that provides the most confidentiality or security protection for customer information shall prevail.

         7.10 Notwithstanding the foregoing, if such customer information shall be necessary to comply with the requirements of any law, government order, or regulation, LMG shall not be deemed in breach of this Agreement for disclosure relating thereto during the ordinary course of business.

         7.11 LMG and IIC shall each have in place reasonable security measures to safeguard the confidentiality of the other's proprietary and confidential information and the nonpublic information of consumers and customers in their possession.

* Confidential information omitted and filed separately with the SEC.


8.       TERM

         8.1 Subject to termination as provided in Section 6.3 of this Agreement, this Agreement shall remain in force and effect until the close of business on *, the term of this Agreement. This Agreement shall be renewed automatically for successive terms of one (1) year unless terminated by either party by prior written notice to the other at least twelve (12) months prior to the end of the initial term or the renewal term.

9.       COMPUTER SYSTEM AND PROPRIETARY RIGHTS

         9.1 Definitions: As used in this Agreement, the following terms shall have such meanings:

                  (a) "Administrative Computer System" or "Computer System" shall refer to all computer systems and related materials used by LMG to administer the Contracts, including LMG proprietary software and third-party licensed software comprised of computer programs and supporting documentation, including, but not limited to, source code, object code input and output formats, program listings, narrative descriptions, and operating instructions and shall include the tangible media upon which the computer programs and supporting documentation are recorded as well as the deliverable forms and documents.

                           LMG's proprietary software and third-party licensed software are used to administer the Contracts listed in APPENDIX A.

                  (b) "Property" shall mean all property of either party including, but not limited to, data records, materials, supplies, computer software, customer records, premium information, underwriting files, customer lists, sales data, policyholder data, data on Wholesalers and Producers, and any other distribution systems.

         9.2 *. The * is, and shall remain, the property of *, and * shall have no rights or interest in the *.

                  (a) * understands and agrees that, at * option, * may be replaced at any time, at * expense, with other suitable * of * choice. If * decides to replace *, * agrees to test the replacement * prior to its installation. * will provide * with reasonable notice prior to any such replacement.

                  (b) Notwithstanding the above, * understands and agrees that in no event shall * provide to * during the term of this Agreement or any extension thereto, access to the *.

                           * warrants that the * is the property of * and uses *. * further warrants that the use of the * to provide the services contemplated by this Agreement will not infringe upon or violate any patent, copyright, trade secret, or other proprietary right of any third party. These warranties shall survive termination of this Agreement.

                  (c) If * is unable to fulfill its contractual obligations, as set forth herein, because of its subsequent bankruptcy or insolvency and * desires to use the same *, * will need to obtain the required * from the * to use the *. In addition * will need permission from the * to use any * enhancements to the *. All costs associated with * obtaining of * to use the * enhancements shall be borne by *. * will be required to provide only a copy of its modified version of the * (subject to permission from *) in addition to any policyholder data and transaction history pertaining to * policyholders. * will be responsible for implementing the modified version of the * and building any required *.

10.      GENERAL PROVISIONS

         10.1 LMG and IIC agree this Agreement is an honorable undertaking, and each agrees to cooperate with the other in carrying out its provisions.

         10.2 If any clause, paragraph, term, or provision of this Agreement shall be found to be void or unenforceable by any court of competent jurisdiction, such finding shall have no effect upon any other clause, paragraph, term, or provision of this Agreement, and the same shall be in full force and effect.

         10.3 Any notice required under this Agreement shall be sufficient and effective five (5) business days after deposit in the U.S. Mail, postage prepaid, return receipt requested, or upon receipt if delivered personally or by fax or delivery service. Such notice shall be directed as follows:

         To LMG:              Legacy Marketing Group         To IIC:             Investors Insurance Corporation
                              Preston Pitts, President                           Susan F. Powell, EVP
                              2090 Marina Ave.                                   3030 Hartley Rd.
                              Petaluma, CA  94954                                Jacksonville, FL  32257
         With copy to:        Mike Ernst                     With copy to:       SCOR Life Re
                              Stokes Lazarus &                                   Yves Corcos, CEO
                              Carmichael, LLP                                    15305 Dallas Parkway, Suite 700
                              80 Peachtree Park Dr.                              Addison, TX  75001
                              Atlanta, GA  30309


         10.4 Each party expressly represents and warrants that it has the authority to enter into this Agreement and that it is not or will not be, by virtue of entering into this Agreement or otherwise, in breach of any other agreement with any other insurance company, association, firm, person, or corporation.

         10.5 The persons signing this Agreement on behalf of IIC and LMG warrant, covenant, and represent that they are authorized to execute this document on behalf of such corporations pursuant to their bylaws or a resolution of their boards of directors.

         10.6 LMG shall, in all cases and at all times, observe and obey the rules, regulations, instructions, and directives of IIC that shall be equitable and consistent with the terms of this Agreement. IIC may, from time to time, promulgate such rules, regulations, instructions, and directions for its operations.

         10.7 LMG is an independent contractor. Nothing contained in this Agreement shall be construed to create the relationship of employer and employee between IIC and LMG, nor shall LMG's employees, Wholesalers, or Producers be considered employees of IIC for any purpose.

         10.8 This Agreement is the result of mutual negotiations between the parties and shall not be deemed to have been prepared by either party, but by both equally. The headings of the several paragraphs contained herein are for convenience only and do not define, limit, or construe the contents of such paragraph.

         10.9 This Agreement, including APPENDICES A, B, C, and D attached and the provisions thereof, and the Marketing Agreement referenced on the first page hereof, constitute the entire Agreement between the parties. The parties acknowledge that the rights and obligations set forth in this Agreement does not affect the rights and obligations in the Marketing Agreement. This Agreement shall be governed and construed in accordance with the laws of the state of California. Any similar agreement signed prior to the execution dates below is null and void and abrogated hereby. No change, waiver, or discharge shall be valid unless in writing and signed by an authorized representative of the party against whom such change, waiver, or discharge is sought to be enforced. No delay or omission by either party to exercise any right or power shall impair such right or power or be construed as a waiver. A waiver by either of the parties of any of the covenants to be performed by the other or any breach shall not be construed as a waiver of any succeeding breach or of any other covenant.

         10.10 When a contract (the group master policy) is issued to a trustee or trustees, a copy of the trust agreement and any amendment thereto, shall be furnished to IIC by LMG and shall be retained as part of the official records of both LMG and IIC for the duration of the Contract and for six (6) years thereafter.

         10.11 Any contracts, booklets, termination notices, or other written communication delivered by IIC to LMG for delivery to insured parties or covered individuals shall be delivered by LMG within ten (10) days after receipt of instructions from IIC to deliver them unless applicable law or regulation requires an earlier delivery.

         10.12 Payment to LMG of any premiums or charges for insurance by or on behalf of the insured party shall be deemed to have been received by IIC, and the payment of return premiums or claim payments forwarded by IIC to LMG shall not be deemed to have been paid to the insured party or claimant until such payments are received by the insured party or claimant.

         10.13 During the term of this Agreement and for one (1) year thereafter, IIC and LMG shall not, directly or indirectly, solicit for employment any person employed or working on the services provided hereunder within the preceding twelve (12) months by the other party or any affiliate of the other party without the prior written consent of the other party; provided however; that (i) in the event either party uses the services of a professional recruiter and provides such recruiter solely with generic job duties and job descriptions (without making any reference to the other party or the party's affiliates) and such recruiter contacts a qualified candidate who happens to be an employee of the other party and that candidate initiates contact through a recruiter with that party, then that party may employ that employee, or (ii) in the event an employee of the other party responds to a general advertisement placed by a party, then that party may employ that employee.

         10.14 LMG shall provide reasonable access during normal business hours to any location from which LMG conducts its business and provides services to IIC pursuant to this Agreement to auditors designated in writing by IIC for the purpose of performing audits for IIC. IIC shall give thirty (30) days written notice for any normal and customary audits. An agenda including the matters which it will audit shall be provided at least fourteen (14) days in advance. Provided that adequate notice is given, LMG shall provide the auditors any assistance they may reasonably require. Such auditors shall have the right during normal business hours to audit any business record, activity, procedure, or operation of LMG that is reasonably related to LMG's responsibilities identified in this Agreement, including the right to interview any LMG personnel involved in providing or supporting such responsibilities.

         10.15 Each party shall be excused from performance for any period and to the extent that the party is prevented from performing any services, in whole or in part, as a result of delays caused by an act of God, war, terrorism, civil disturbance, court order, labor dispute, or other cause beyond that party's reasonable control, including failures or fluctuations in electrical power, heat, light, air conditioning, or telecommunications equipment, and such nonperformance shall not be a default or ground for termination.

         10.16 In no event and under no circumstances, however, shall either party under this Agreement be liable to the other party under any provision of this Agreement for lost profits or for exemplary, speculative, special consequential, or punitive damages.

         10.17 Any controversy or claim arising out of or relating to this Agreement, or any claimed breach thereof, arising out of or relating to the relationship between the parties shall be settled by arbitration administered by the American Arbitration Association, in San Francisco, CA, under its Commercial Arbitration Rules, and the judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.

         10.18 The parties agree that this Agreement constitutes the full, complete, and entire Agreement between them and supersedes all prior understanding, agreement, conversations, or representations between them with respect to the subject matter of this Agreement. Any prior agreement between LMG and IIC regarding the same subject matter is null and void and abrogated hereby.

         10.19    This  Agreement  shall  be  binding  upon  the  successor  and
                  assignees  of  IIC  as  well  as  upon  LMG's   successor  and
                  permissive assignees.

         10.20 IIC and LMG acknowledge and agree that there are not any intended third-party beneficiaries of this Agreement.

         10.21    Survival:  Sections 5, 6.3(g), 7, 10.9, 10.13,  10.15,  10.16,
                  10.17, and 10.18 shall survive the termination of this Agreement.

In witness whereof, the parties hereto have executed this Agreement to take effect on the date specified above.

LEGACY MARKETING GROUP

By  /s/ R. Preston Pitts
    --------------------
Title  President
       -----------------
Date   June 05, 2002
       -----------------
Witness  /s/ Don Dady
       -----------------



INVESTORS INSURANCE CORPORATION
By  /s/ Yves Corcos
       -----------------
Title  C.E.O
       -----------------
Date   June 05, 2002
       -----------------
Witness  /s/ John Brill
       -----------------

                                   APPENDIX A

GEOGRAPHIC TERRITORY:

The District of Columbia and all states in which IIC is authorized to transact business, unless prohibited by IIC.

CONTRACT (POLICY) FORMS

The Product Specifications prepared for new products will include the Contract Forms for such products. Furthermore, such Product Specifications shall be incorporated by reference herein to the Agreement, upon final written authorization of IIC and LMG.

* Confidential information omitted and filed separately with the SEC.


                                   APPENDIX B

PROCESSING FEES

1.       Annuity Products

        a.          Acquisition Fees:             One   time   fee   of  *   per
                                                  application received and input
                                                  into   LMG's    administrative
                                                  system.

        b.          Maintenance:                  * per inforce  Policy per year
                                                  to be paid  weekly  pro  rata;
                                                  i.e. * per inforce  Policy per
                                                  week.

        c.          Terminations:                 One  time  fee of * to be paid
                                                  at    time    of    surrender,
                                                  maturity,    election   of   a
                                                  settlement  option,  or  death
                                                  claim of each Policy.

        d.          Payment of Claims:            * per death  claim paid by LMG
                                                  in    addition    to   the   *
                                                  termination  fee,  as provided
                                                  above in Section c.

2. Agent Appointment and Termination: * per agent appointment per state; * per agent termination per state.

3.       Out-of-Pocket Expenses

         a. In addition to the fees set forth above, LMG will forward to IIC on a monthly basis a bill for the out-of-pocket expenses listed below. IIC will reimburse LMG with fifteen (15) days of receipt of such bill. If LMG does not receive reimbursement within fifteen (15) days, IIC will allow LMG to draw the following out-of-pocket expenses from the disbursement account. If IIC seeks delineation for any out of pocket expense, IIC will submit to LMG a written request specifying clarification within fifteen (15) days. LMG will provide written clarification to IIC (which shall include back up documentation) within fifteen (15) days. In addition, LMG will notify IIC in advance of any expenditure that exceeds $1000. Out-of-pocket expenses are expenditures for the items listed below and any other items agreed to in writing by the parties:

                  (1) Costs of telecommunication lines and equipment installed to provide primary and back-up support for online access to LMG's administrative system and transmission of data.

                  (2) The costs of off-site storage for IIC records, documents, correspondence, and other items as provided in this Agreement, or the costs of shipping those items to IIC.

                  (3) The costs associated with Agent (Wholesalers and Producers) appointments and terminations, including Agent background investigations and Agent initial appointment fees and termination fees referenced in
                           Section IIC of this Agreement.

* Confidential information omitted and filed separately with the SEC.


                  (4) The labor, at the rates set forth in Section 4 of this APPENDIX B, and expenses incurred by LMG staff to support IIC in any litigation or dispute in which IIC is involved wherein LMG is requested to obtain and forward documents, information, or reports to IIC that are outside the "normal course of business."
                           Normal course of business shall be deemed as providing copies of the applicable policyholder and/or writing Producer files. Notwithstanding the foregoing, if such litigation or dispute is a direct result of LMG's negligence in the administration of the Contracts listed in APPENDIX A, IIC will not be required to pay the costs of labor for LMG's staff indicated above.

                  (5) Expenses incurred to issue draft books and check stock.

                  (6)      Costs of overnight mailing to IIC.

         b.       IIC  will  be   responsible   for  cash   management  of  this
                  disbursement account, and LMG agrees to provide IIC records and information to properly perform this function.

4.       Time and Materials Rates

         IIC will reimburse LMG for costs at the following rates for those services not clearly delineated herein; i.e., those deemed extraordinary or not within the normal course of business, provided that IIC has authorized such services:

         Officers                                                                        * per hour
         Directors                                                                       * per hour
         Senior Programmer Analyst                                                       * per hour
         Programmer Analyst                                                              * per hour
         Senior Business Analyst                                                         * per hour
         Project Manager                                                                 * per hour
         Business Analyst/Accounting Liaison/Compliance Specialist                       * per hour
         Tester                                                                          * per hour
         General Accounting                                                              * per hour
         Clerical                                                                        * per hour

5.       Payment of Processing Fees.

         IIC will pay LMG the processing fees weekly for services specified in sections 1 and 2 above. Fees for services specified in sections 1 and 2 will be paid by wire transfer within five (5) days of receipt of such documentation.

6.       Compensation Not To Be Contingent

         This Agreement shall not provide for compensation, commissions, fees, or charges that are contingent upon savings effected in the adjustment, settlement, and payment of losses (the loss ratio) covered by IIC's obligations. If LMG adjusts or settles claims on behalf of IIC, such compensation shall in no way be contingent on claims experience.

         This provision does not prevent the compensation of LMG from being based on premiums or charges collected or the number of claims paid or processed or performance-based compensation for providing auditing services. LMG will not receive any administrative compensation except as expressly set forth in this Agreement between LMG and IIC.

7. Additional compensation to be paid to LMG by IIC for services not contemplated herein shall be mutually decided by both parties.

All fees set forth in this Agreement shall be reviewed annually to ensure that such fees remain constant with inflation. Further, all fees may be increased as mutually agreed by IIC and LMG.

                                   APPENDIX C

SERVICES TO BE PROVIDED

These services are to be performed by LMG in accordance with the policies and procedures mutually agreed to by both parties, applicable laws and regulations, and reasonable industry standards.

1.       Services:

         Clerical Processing of Agent Appointment and Termination with States LMG shall file appointments and termination of such appointments of Wholesalers and Producers in the appropriate states' insurance departments and other jurisdictions or with other regulatory entities as required. LMG will report monthly to IIC a list of current appointments, adding new appointments and terminations of such appointments from the list each week.

         Appointment

         1.       Review  signed  Producer   Agreement  for   completeness   and
                  accuracy, input agent information into the Computer System

         2. Conduct Background Investigation on Producer, including credit report, NAIC RIRS inquiry, Vector Check, state licensing check (in all states in which Producer requests appointment), criminal check, and past employment check.

         3. If Producer meets LMG/IIC contracting criteria, LMG will complete and mail all state required appointment forms or electronic transmission of appointment data to state. If a Producer does not meet the LMG/IIC contracting criteria, LMG will forward the Producer file to IIC for review and approval prior to appointment with IIC.

         4. Depending on state criteria, once appointment is effective, input appointment information into the Computer System for renewal tracking, new business processing, and weekly transmission to carrier.

         Termination

         1. Complete and mail state-required forms or electronic transmission to terminate agent's appointment in state(s). IIC may terminate IIC's appointment of any Wholesaler or Producer, with LMG's written consent, unless termination is for cause. IIC will provide prior written notice of any termination with cause.

         2.       Update  the  Computer  System  with  appropriate   appointment
                  termination information to prohibit new business processing. Monthly transmission of agent termination information to carrier.

         Appointment Renewal Processing

         1. LMG will forward to IIC within three (3) business days of a written request by IIC any Producer address that is required to be provided to a regulatory agency.

         Clerical Processing of Transfers (1035x, CD Money Market, Mutual Fund Qualified Transfers)
         1. Review all transfer documentation for completeness and accuracy, including receipt of all state specific forms (replacements).
         2.       Contact  transfer  institution  for  verification  of  account information.
         3. Mail required documentation including state-specific forms to transfer institution.
         4.       Mail  initial  letter  to  applicant   confirming  receipt  of
                  application.
         5. Contact transfer institution on a regular basis until receipt of such funds.
         6.       Once all funds are received, complete Contract Issue.

         Contract Issue
         1.       Review  all   applications   for  completeness  and  accuracy,
                  including state product availability and agent licensing.
         2.       Input application into LMG's administrative system.
         3.       Process any transfers, as previously defined.
         4.       Generate state-specific contract forms.
         5.       Mail contract to Producer for delivery.
         6.       Follow  up  on  any  outstanding  delivery   requirements  and
                  delivery receipt.
         7. Once all outstanding requirements are received, apply the premium to the contract, place the contract inforce, and generate a commission payment to agent.

         Policyholder Service

         Includes all maintenance on all contracts after issue (inforce). Responsibilities include the following:
         1.       Responding  to  all  written  or  verbal   consumer  or  agent
                  inquiries regarding an inforce contract.
         2.       Clerical processing of the following financial transactions:
                  Withdrawals (including systematic withdrawal income and Minimum Required Distributions).
                  Partial surrenders.
                  Full surrenders, including 1035 Exchange.
                  Strategy transfers.
                  Election of a settlement option by owner or beneficiary (however, LMG will not process the actual payments under a settlement option). LMG will provide IIC with the all required documentation to process the payments under such election within ten (10) business days of receipt of completed forms. Free Look or Not Taken processing.
                  Additional Deposit(s).
                  Claims processing, as defined in this Agreement.
         3. Clerical processing of the following nonfinancial transactions.
                  Address changes.
                  Beneficiary changes.
                  Ownership changes.
                  Mailing of annual statements.
                  Collateral Assignment.
                  Review of legal documents (not limited to POA, Guardianship).


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

         4.       Maintain a toll-free telephone line for policyholders.

         Clerical processing is defined as reviewing requests to determine all state and carrier mandated forms have been completed, data entry into the administrative system to record such transaction, and providing written confirmation to policyholder of such clerical processing. LMG will attempt to respond to all written policyholder service financial requests within five (5) business days of LMG's receipt of all necessary documentation and respond to all written policyholder service non-financial requests within seven (7) business days of LMG's receipt of all necessary documentation 95% of the time.

         Maintenance of Policyholder Records
         LMG will be responsible for the maintenance of policyholder records. Specifically, LMG will maintain accurate and complete policyholder records according to the provisions of this Agreement. Paper records will be maintained in an off-site storage facility. Copies of all paper records will be permanently scanned with LMG's imaging system. Records of all transactions will also be maintained in LMG's administrative system.

         Data Processing Services--All data files provided to IIC will be in LMG's standard formats. Month-end cutoff for all accounting files will be agreed upon by both parties.
         1. Maintenance of the general ledger for all premium and disbursement cash accounting as well as all contract-related financial transactions.
         2. Within ten (10) days of month end, LMG will transmit the general ledger interface to IIC for financial statement preparation.
         3.       Maintain contract transaction data files.
         4. Provide necessary data for IIC's preparation of reserve calculations.
         5. Provide necessary data for Statutory Valuation and GAAP accounting.
         6. Provide necessary information for payment of premium taxes by IIC.
         7. Modifications to standard files will be estimated and quoted by LMG upon written request of IIC and will be billed at the rated described herein.

         Agent Compensation
         LMG is responsible for weekly processing and payment via check or EFT of first-year and trailing commissions to Wholesalers and Producers. Commission payments result from premium being applied to appropriate IIC Contracts. LMG is responsible for generating the weekly commission statements, maintenance of year-to-date commission information, and processing of the actual commission payment. Agent compensation amounts are determined by the Producer's LMG contract level, product type, age of annuitant and owner, and premium amount.

         Premium Accounting
         LMG is responsible for receiving premium checks and depositing into IIC's Premium Fiduciary Account, as hereinafter provided in section 3 of this Appendix. The receipt of premium is recorded in the administrative system, and a general ledger entry is created to record the deposit. However, LMG is not responsible for investing and managing these assets.

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

         Tax Reporting to Agents
         LMG will be responsible for reporting on a yearly basis to Producers and Wholesalers information on all commissions earned, as well as other compensation such as incentive trips. Such reporting to Wholesalers and Producers will consist of generating and mailing 1099 forms. LMG will also be responsible for the transmission of such records to the applicable federal and state taxing authorities. LMG policies and procedures comply with all state and federal regulations.

         Tax Reporting to Policyholders
         LMG is responsible for reporting on a yearly basis to policyholders information regarding certain financial transactions on such IIC contracts. Reporting to policyholders consists of generating and mailing 1099 forms, Year End Account Balances, and 5498 forms. LMG will also be responsible for the transmission of such records to the applicable federal and state taxing authorities. LMG policies and procedures comply with all state and federal taxing authority regulations. Such tax reporting only encompasses disbursements that are made by LMG on behalf of IIC. IIC shall be responsible for any tax reporting for disbursements made by IIC directly.

         Tax Reporting to Vendors
         LMG will be responsible for reporting on a yearly basis to its vendors information on all compensation paid. Such reporting to vendors will consist of generating and mailing 1099 forms. LMG will also be responsible for the transmission of such records to the applicable federal and state taxing authorities. LMG's policies and procedures comply with all state and federal regulations.

         Tax Reporting to Beneficiary(ies)
         LMG is responsible for reporting to beneficiary(ies) on a yearly basis information regarding receipt of lump-sum claim payments. Reporting to beneficiary(ies) consists of generating and mailing 1099 forms. LMG will also be responsible for the transmission of such records to the applicable federal and state taxing authorities. LMG policies and procedures comply with all state and federal taxing authority regulations. Such tax reporting only encompasses disbursements that are made by LMG on behalf of IIC. IIC shall be responsible for any tax reporting for disbursements that are made by IIC directly.

         State and Federal Taxes Withheld
         LMG  is  responsible  for  withholding  taxes  from  payment.   IIC  is
         responsible for the remittance of such taxes to the appropriate government agency.

2. Other Services:

         a.       Accounting Services
                  (1)      Maintenance of general ledger system.
                  (2) Reconciliation of all cash and suspense accounts monthly.
                  (3)      Furnishing to IIC of all  applicable  data  necessary
                           for preparation of IIC NAIC Convention Blank.
                  (4)      Furnishing to IIC of all  applicable  data  necessary
                           for preparation of the IIC corporate tax return.


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

                  (5) Furnishing to IIC of all applicable data necessary for preparation of the IIC GAAP financial statements.
                  (6) Furnishing to IIC of all applicable data necessary for the preparation of the IIC unclaimed property reports.
                  (7) Furnishing to IIC of monthly data sets of all applicable data necessary for the preparation of the IIC premium tax returns and payments.
                  (8) Facilitation of the collection of outstanding debit balances.

         b.       Actuarial Services

                  (1) LMG will assist and provide actuarial support to IIC. LMG's responsibilities will vary by each product jointly developed and may include:
                           Providing initial product specification.
                           Providing competitive analysis for the product. Defining pricing assumptions.
                           Providing any necessary support for pricing
                           assumptions.
                           Sharing deterministic pricing results.
                           Performing sensitivity analysis.
                           Providing final product specifications.
                           Defining actuarial memorandum.
                           Monitoring actuarial assumptions.
                           Assisting in ongoing profit/pricing management of the business.
                  (2)      LMG   will   draft   initial   contract   forms   and
                           applications to be used for each product jointly developed. LMG will assist IIC in completing and preparing the filing of such forms and will assist in the approval process. LMG's responsibilities may vary with each product jointly developed.

         c.       Advertising Material Development
                  LMG will be responsible for the creation, printing, and distribution of all advertising material used by LMG for such products jointly developed. However, LMG will obtain the necessary approval from IIC prior to use of such advertising material.

         d. It is LMG's intention to provide all administrative services, with the exception of the following:
                  (1) Administration after the election of a settlement option by Owner, and any subsequent payments after such election.
                  (2) Administration after the election of a settlement option resulting from a death, and any subsequent payments after such election.

3.       Collection and Disposition of Funds:

         All insurance premiums or other funds collected by LMG on behalf of IIC, and return premiums received from IIC, shall be processed by LMG in a fiduciary capacity for IIC and will not be used as general operating funds of LMG. Such funds shall be immediately, within two (2) business days, remitted to the person or persons entitled to them or shall be deposited promptly, within two (2) business days, in the

         Premium Fiduciary Account established in the name of IIC. LMG will have no authority to withdraw funds directly from the Premium Fiduciary Account. This account will be maintained by LMG in a federally or state insured financial institution, separate and apart from any funds belonging to LMG or third parties.

         IIC will also establish a Zero-Balance Controlled Disbursement Account, which will be funded by the Premium Fiduciary Account based on the amount of disbursements clearing on each day. The list of authorized check signers for the Disbursement Account will include employees of IIC and LMG. LMG will immediately notify IIC of any required changes to the list of authorized check signers due to terminations or additions of staff. IIC will promptly file these changes with the Bank.

         LMG will maintain, in a fiduciary capacity, the Zero-Balance Controlled Disbursement Account where IIC will fund the balance, through the Premium Fiduciary Account and LMG is authorized to make the following disbursements:

         a. Payment to LMG of its out-of-pocket expenses, as defined in Appendix B, Section 3a, and weekly commissions.

         b. Remittance of return premium to the person or persons entitled thereto.

         c. Any policy/certificate holder disbursements, including payment of claims and claims adjustment expenses.

         IIC will also establish and fund a separate account for the sole purpose of processing policyholder drafts, which allows them direct access to a portion of their policy values. IIC will also establish an operating account for LMG's Rome, Georgia administration unit.

         Monthly account reconciliations for these accounts will be performed by LMG and provided to IIC by the last day of the subsequent month.

         A list of the bank accounts is attached to this agreement for reference and will be updated as required.

4.       Settlements/Reports:

         a. As agreed upon but no later than twenty (20) calendar days after the end of each month, the prior month's balance sheet activity shall be reconciled by LMG.

         b. As agreed upon, LMG shall provide reports to IIC, including but not limited to the following items:
                  (1)      General ledger report.
                  (2)      Premium and commission reports.
                  (3)      Claim reports.
                  (4)      Statutory reserve policy information.

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

         c. Daily, LMG shall provide to IIC, including but not limited to the following items:

                  (1) Cash control reports, beginning the first day of business.

         d. Monthly (within four (4) business days of the commencement of the following month), LMG shall provide to IIC, including but not limited to the following items:

                  (1)      Monthly--Transmission    of   general   ledger   data
                           (including state code detail).

         e. As agreed upon but no later than the last day of the subsequent month, LMG shall provide to IIC, including but not limited to the following items:

                  (1)      Copies of all bank reconciliations.

                  (2) All supplemental financial reporting information as requested by IIC.

5.       Claims Payment:

         All Contract claims services, with the exception of the adjudication of death claims not paid out as a lump sum, shall be performed by LMG on behalf of IIC. Notwithstanding, all such claims in the amount of $100,000 or greater shall be forwarded to IIC for review and approval prior to LMG's payment of the claim. All Contract claims shall be investigated, processed, and paid in accordance with the policies and procedures mutually agreed to by both parties. IIC will make its claims personnel and legal department available at IIC's expense to answer any questions that might arise from LMG's claims personnel relating to claims investigation, processing, and payment of Contract claims.

         In addition to the foregoing, in the case of a decision by LMG that a Contract claim should be denied, LMG shall communicate its proposed action to appropriate IIC personnel who must agree and approve the proposed claim denial before the claims decision is communicated to the policyholder or beneficiary. LMG will communicate appropriate details of any proposed claim denial in accordance with notification procedures to be jointly developed by the parties, which shall be in sufficient time to allow for a response by IIC and discussion with LMG to avoid violation of laws with respect to claims practices. If no response is received within five (5) business days of transmission, LMG shall have the right to proceed on the basis that IIC is in agreement with the decision to deny the claim. All claims paid by LMG from funds collected on behalf of, or for, IIC shall be paid only on drafts or checks of, and as authorized by, IIC. All monies received by LMG to pay claims on behalf of IIC shall be held in a fiduciary capacity. No deposits will be made into, nor disbursements made from, this fiduciary account, with the exception of claims and claims adjustment expenses. This fiduciary account will at all times have a balance equal to the amount deposited less claims and claims adjustment expenses paid. LMG is responsible for all correspondence with the claimant and preparation of the claim checks. Notwithstanding the foregoing, IIC shall provide legal support to LMG.

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
         For those claims referred to IIC by LMG, LMG will provide IIC with copies of the following:

         (1)      Contract   records   (including   but  not   limited  to:  all
                  correspondence relating to the policy).

         (2)      All correspondence with the claimant.

         (3)      Diary screens.

         (4)      Claim proofs.



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

                                   APPENDIX D

SCHEDULE OF AUTHORIZED PERSONNEL

Representing IIC

John Brill                             Senior Vice President and Treasurer
Mark Cabrera                           Senior Vice President
Yves Corcos                            Chief Executive Officer
Susan Powell                           Executive Vice President


Representing LMG

Don Dady                               Vice President of Marketing
Preston Pitts                          President
Lynda Regan                            Chief Executive Officer
Steve Taylor                           Chief Financial Officer





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